As filed with the Securities and Exchange Commission on December 29, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AEP Industries Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation or Organization)

22-1916107

(I.R.S. Employer Identification No.)

125 Philips Avenue, South Hackensack, New Jersey    07606

(Address of Principal Executive Offices) (Zip Code)

2005 Stock Option Plan

(Full title of the Plan)

Paul M. Feeney

Executive Vice President

AEP Industries Inc.

125 Philips Avenue

South Hackensack, New Jersey 07606

(Name and Address of Agent For Service)

(201) 641-6600

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Paul E. Gelbard, Esq.

Warshaw Burstein Cohen Schlesinger, & Kuh, LLP
555 Fifth Avenue
New York, New York 10017

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.01 par value	1,000,000	$14.48	$14,480,000	$1,704.30

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of the Registrant’s common stock as may become issuable pursuant to the antidilution provisions of the Registrant’s plan.

(2)          Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.  The price shown is the average of the high and low price of the Common Stock as reported on The Nasdaq National Market on December 27, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference.

The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by AEP Industries Inc. (the “Registrant”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

(a)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003;

(b)                                 The Registrant’s Quarterly Reports on Form 10-Q for each of the quarters ended January 31, 2004, April 30, 2004 and July 31, 2004, respectively;

(c)                                  The Registrant’s definitive Proxy Statement in connection with the Registrant’s 2004 Annual Meeting of Stockholders; and

(d)                                 The Registrant’s Current Reports on Form 8-K as filed with the Commission on each of December 8, 2004, September 13, 2004, August 17, 2004, July 28, 2004, July 1, 2004, June 15, 2004, June 14, 2004, March 17, 2004, March 9, 2004, January 28, 2004, and November 14, 2003.

(e)                                  The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.             Description of Securities.

Not applicable.

Item 5.             Interests of Named Experts and Counsel.

The legality of the securities offered hereby has been passed upon by Warshaw Burstein Cohen Schlesinger & Kuh, LLP.  Paul E. Gelbard, of counsel to such firm, is a director, stockholder and optionholder of the Registrant.

Item 6.             Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.

Restated Certificate of Incorporation

ARTICLE Fifteenth of the Registrant’s Restated Certificate of Incorporation provides as follows:

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If after approval by the stockholders of this provision the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall be by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote in the election of Directors, considered for the purposes of this Article FIFTEENTH as one class, shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Item 7.             Exemption From Registration Claimed.

Not applicable.

Item 8.             Exhibits.

4.1                                 The Registrant’s 2005 Stock Option Plan

5.1                                 Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP

23.1                           Consent of KPMG LLP

23.2                           Consent of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (contained in Exhibit 5.1)

23A                          Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a as described in the Exhibit).

24.1                           Power of Attorney (contained on signature page)

Item 9.             Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Hackensack, State of New Jersey, on the 28th day of October, 2004.

AEP Industries Inc.
(Registrant)

By:	/s/ J. Brendan Barba
J. Brendan Barba, Chairman of the Board and President

Each person whose signature appears below constitutes and appoints J. Brendan Barba as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ J. Brendan Barba	October 28, 2004
J. Brendan Barba, Chairman of the Board and President
(Principal Executive Officer)

/s/ Paul M. Feeney	October 28, 2004
Paul M. Feeney, Executive Vice President, Finance, Chief Financial Officer and Director
(Principal Financial Officer)

/s/ Lawrence R. Noll	October 28, 2004
Lawrence R. Noll, Vice President and Controller
(Principal Accounting Officer)

/s/ Kenneth Avia	October 28, 2004
Kenneth Avia, Director

/s/ Eric L. Press	October 28, 2004
Eric L. Press, Director

/s/ Richard E. Davis	October 28, 2004
Richard E. Davis, Director

/s/ Paul E. Gelbard	October 28, 2004
Paul E. Gelbard, Director

/s/ Robert V. Seminara	October 28, 2004
Robert V. Seminara, Director

/s/ Lee C. Stewart	October 28, 2004
Lee C. Stewart, Director

Matthew Constantino, Director

Jordan C. Zaken, Jr., Director

INDEX TO EXHIBITS

4.1	The Registrant’s 2005 Stock Option Plan

5.1	Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP

23.1	Consent of KPMG LLP

23.2	Consent of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (contained in Exhibit 5.1)

23A	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a as described in the Exhibit).

24.1	Power of Attorney (contained on signature page)